NON-COMPETITION AGREEMENT


         This Non-Competition Agreement is made this 9th day of July, 1999 by and between Equitable Resources, Inc., a Pennsylvania corporation having a business address at One Oxford Centre, Suite 3300, Pittsburgh, Pennsylvania 15219 (Equitable Resources, Inc. and its subsidiary companies hereinafter collectively known as the "Company") and John C. Gongas, Jr. ("the Employee").

                                   WITNESSETH

         WHEREAS, in connection with the Employee's accepting a new assignment with the Company pursuant to the terms of an Employment Agreement of even date herewith, the Company and the Employee have determined that it is in the best interests of both parties to enter into this agreement;

         WHEREAS, the Company is willing to grant to the Employee certain additional benefits in consideration of the Employee's agreement to comply with specific post-employment non-competition requirements and to execute the attached release; and

         WHEREAS, the Company and the Employee wish to enter into this agreement to reflect their understanding of those benefits and requirements;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. During the term of his employment and for a period of twelve (12) months from the termination date of his employment with the Company, the Employee will not (i) engage, directly or indirectly, (including by way of example only, as a principal, partner, joint venturer, employee, agent or consultant) nor have any direct or indirect interest in any enterprise which engages in the production, transmission, storage or distribution of natural gas or natural gas liquids in Pennsylvania, West Virginia, Kentucky, Virginia, western Maryland, eastern Ohio or western New York, except with the Company's prior written consent; (ii) act in any capacity, directly or indirectly, to provide information or services to any third party in any way relating to the Company without the Company's prior written consent; (iii) engage in any business activity competitive with any project or proposed project which has been discussed by the Employee in the course of his employment with the Company or any project or proposed project with respect to which the Company has initiated any business activity; (iv) take away or interfere, or attempt to interfere, with any customer, trade or existing contractual relations of the Company, including any business project or any contemplated business project which representatives of the Company have discussed with any potential participant in such project; or (v) interfere, or attempt to interfere with any officer, employee, representative, or agent of the Company, or induce, or attempt to induce, any of them to leave the employ of the Company, its successors, assigns, or affiliates, or to violate the terms of their contracts with the Company. The foregoing provisions shall not restrict the Employee from having any investments in any competing enterprise the stock of which is listed on a national securities exchange or traded publicly over-the-counter so long as such investment does not give the Employee more than one percent (1%) of the voting stock of such company.

         2. In consideration of the foregoing covenants and conditional upon the execution by the Employee of a release at the time of termination substantially in the form attached hereto as Exhibit A, the Company agrees that if the employment of the Employee with the Company is terminated by the Company for any reason (other than as the result of a conviction of a felony, conviction of a crime of moral turpitude or conviction of fraud, or as the result of the Employee's willful and continuous engagement in conduct which is demonstrably and materially injurious to the Company, or as the result of repeated and willful refusal by the Employee to perform his or her job duties in a reasonable manner) or if the Employee resigns within ninety (90) days of receiving a demotion and/or a reduction (or freeze beyond the date when other Company officers receive an annual increase) in the Employee's salary, the Employee shall receive, from the date of termination twelve (12) months of base salary payments based on an annual base salary rate of $270,000, subject to withholding taxes. Such base salary amount shall be paid by the Company to the Employee in biweekly installments following the termination date. It is intended that benefits payable under this Agreement should be treated as payments in the nature of compensation within the meaning of Code Section 280G and the Regulations thereunder (the "280G Rules") and that such payments constitute reasonable compensation within the meaning of the 280G Rules.

         3. Employee acknowledges his continuing obligation under Company policy and common law during employment and following termination thereof to preserve the Company's confidential information and to return all Company property promptly after termination of employment.

         4. The Company may terminate this Agreement upon twelve (12) months' prior written notice to the Employee; provided that all provisions of this Agreement shall apply to any event specified in paragraph 1 or 2 hereof occurring prior to the expiration of such twelve (12) month period.

         5. To the extent that any provision of this Agreement is deemed unenforceable in any court of law such provision may be modified by such court to the extent necessary to make this Agreement enforceable.

         6. The covenants set forth in Paragraph 1 are independent of any Company policies or agreements other than this Non-Competition Agreement and the existence of any claim or cause of action of Employee against the Company predicated on such policies or other agreements shall not constitute a defense to the enforcement by the Company of such covenants. Without limiting the remedies available to the Company, Employee acknowledges that damages at law will be an insufficient remedy to the Company in the event that he violates the terms of such covenants and that the Company may apply for and have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to specifically enforce, such covenants. Further, in the event of breach by Employee of the covenants, the Company shall have the right to cease making payments to Employee, and to recover amounts previously paid, under Paragraph 2 above. This provision will not limit Employee's liability if the Company's actual damages, including attorneys' fees and expenses, exceed such amounts. The time period set forth in Paragraph 1 shall be extended by the length of time during which Employee shall have been in breach of any of said provisions. Employee shall have the right to enforce the Company's obligations hereunder in the event of a breach thereof by the Company.

         7. This Agreement shall inure to the benefit of any successors or assigns of the Company, subject to the obligations of the Company hereunder.

         8. This Agreement and the rights of the parties relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         9. This Agreement contains the entire agreement between the parties hereto with respect to the non-competition and other covenants of the Employee set forth in Paragraph 1 hereof and the consideration therefor and supersedes all prior agreements and understandings, oral or written, relating to this subject matter. This Agreement may not be changed, amended, or modified, except by a written instrument signed by the parties. The payments referenced in Paragraph 2 hereof are not in lieu of or substitution for any separation payments to which Employee may otherwise be entitled under the terms of the Company's separation allowance plan as in effect on the termination date and under the Employment Agreement of even date herewith.

         IN WITNESS WHEREOF, the Company has caused this Non-Competition Agreement to be executed by its officers thereunto duly authorized, and the Employee has hereunto set his hand, all as of the day and year first above written.


ATTEST:                                     EQUITABLE RESOURCES, INC.




/s/ Johanna G. O'Loughlin                   /s/ G. R. Spencer
------------------------------------        -----------------------------
                                            Gregory R. Spencer
                                            Senior Vice President and
                                            Chief Administrative Officer


WITNESS:                                    EMPLOYEE:




/s/ Crystal Doll                            /s/ John C. Gongas
---------------------------------           -----------------------------